Exhibit 10.39

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of June 27, 2023 (this “Agreement”), is made by and between Electriq Power, Inc. (the “Issuer”), a Delaware corporation, and ART Energy Services Inc. (the “Investor”), whose address is 950-2875, Boulevard Laurier Québec (Québec) G1V 2M2, Canada. Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Issuer agree as follows:

1. Purchase and Sale.

a. Subject to and on the terms and conditions set forth herein, the Investor hereby subscribes for and agrees to purchase from the Issuer, and the Issuer hereby agrees to issue and sell to the Investor, such number of shares of the Issuer’s common stock, par value $0.00001 per share (the “Common Stock”), as is specified on the signature page hereto (the “Subscribed Shares”) for the purchase price specified on the signature page hereto. The aggregate purchase price to be paid by the Investor for the Subscribed Shares is referred to herein as the “Subscription Amount.”

b. As a condition of and as an inducement to the Investor to purchase the Subscribed Shares, in connection and contingent upon the purchase of the Subscribed Shares, the Issuer will issue to the Investor, for each two Subscribed Shares, for no additional consideration, (i) 0.5 of a share of Common Stock (the “Common Stock Incentive Shares”) and (ii) 1 share of Series B Preferred Stock (the “Series B Preferred Shares”) (the Common Stock Incentive Shares and the Series B Preferred Shares, together with the Subscribed Shares, the “Securities”).

c. The Series B Preferred Stock shall have the rights, terms and conditions set forth with respect to such Series B Preferred Stock in the form of Issuer’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which is attached hereto as Exhibit A.

d. Notwithstanding anything to the contrary herein, no fraction of a share of any Security shall be issued pursuant to this Section 1, and, if the Investor would otherwise be entitled to a fraction of a share of a Security (after aggregating all fractions of a share of that Security), Investor shall instead have the number of shares of that Security issued to the Investor rounded down to the nearest whole number of shares of the Security, without payment in lieu of any such fractional shares.

2. Closing.

a. The closing of the sale, purchase and issuance of the Securities contemplated hereby ( the “Closing”) shall occur no later than the next business day after the date and time at which the Securities and Exchange Commission (the “SEC”) declares the Registration Statement on Form S-4 of TLG Acquisition One Corp. (“New Parent”) effective (the “Closing Date”); provided, however, that, notwithstanding anything to the contrary herein, the Investor may, in its sole discretion, determine not to proceed with the Closing, in which case the Subscription Amount shall not be due and no Securities shall be issued in connection with the Closing.

b. On the Closing Date, upon (i) satisfaction or waiver of the conditions set forth in Section 3 below and (ii) delivery of written notice from (or on behalf of) the Issuer to the Investor (a “Closing Notice”) with respect to the Closing, the Investor shall deliver to the Issuer (i) the Subscription Amount (x) by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice, to be held in escrow until the Closing and/or (y) cancellation or conversion of indebtedness of the Issuer, and (ii) any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Investor’s Securities, including, without limitation, the legal name of the person whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. At the Closing, the Issuer shall issue a number of Securities to the Investor corresponding to the Subscription Amount and subsequently cause the Securities to be registered in book entry form, free and clear of any liens (other than those arising under this Agreement or any applicable securities laws) in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on the Issuer’s securities register, the Issuer shall cause to be delivered to the Investor evidence from the Issuer’s transfer agent evidencing the issuance to the Investor of such Securities (in book entry form) on and as of the Closing Date, and the Subscription Amount shall be released from escrow automatically and without further action by the Issuer or the Investor. For purposes of this Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Conditions to Closing.

a. The obligation of the parties hereto to consummate the sale, purchase and issuance of the Securities pursuant to this Agreement on the Closing Date is subject to the condition that (i) as of the Closing Date, no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and (ii) the Merger Agreement by and among New Parent, Eagle Merger Corp. and Issuer, dated November 13, 2022, as amended and/or restated from time to time (the “Business Combination Agreement”), pursuant to which the Issuer will become a wholly-owned subsidiary of New Parent (the “Business Combination”), has not been terminated in accordance with its terms; and

b. The obligation of the Issuer to consummate the sale and issuance of the Securities at the Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Agreement as of the Closing Date;

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) the Issuer shall have received, at the Closing, subscriptions for the purchase of Securities by John Michael Lawrie in an amount equal to or greater than $4,500,000, and the purchase price related to such subscriptions shall have been received by the Issuer at or prior to the time of the Closing.

4. Further Assurances. At the Closing, the Issuer and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5. Issuer Representations and Warranties. The Issuer represents and warrants to the Investor, as of the Closing Date, that:

a. The Issuer has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. As of the Closing Date, the Securities will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation or the Issuer’s bylaws (each as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c. This Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a valid and binding agreement of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Securities and the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer and its subsidiaries, taken as a whole, or materially affect the validity of the Securities or the legal authority of the Issuer to enter into and perform its obligations under this Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. Assuming the accuracy of the representations and warranties of the Investor set forth herein, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Securities pursuant to this Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, and (iii) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain or make, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

f. The Issuer is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

h. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to the Investor.

i. Neither the Issuer nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

j. The Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Securities to the Investor.

k. As of the date hereof, the total authorized capital stock of the Issuer is (i) 4,600,000,000 shares of Common Stock, of which 244,220,336 are issued and outstanding as of the date of this Agreement, and (ii) 3,340,121,789 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), of which 2,180,734,856 are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock and shares of Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the Issuer’s organizational documents, there are no outstanding contractual obligations of the Issuer to repurchase, redeem or otherwise acquire any shares of Common Stock or Preferred Stock or any other capital stock of the Issuer. The Issuer has reserved 155,862,631 shares of Common Stock for issuance to officers, directors, employees and consultants of the Issuer pursuant to its 2015 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Issuer stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 152,138,783 shares of Common Stock have been granted and are currently outstanding, and 3,723,848 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Issuer has reserved 46,392,432 shares of Common Stock for issuance upon exercise of warrants and 535,749,799 shares of Common Stock for issuance in connection with Simple Agreements for Future Equity. Except for the securities set forth in this clause (k), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Issuer any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

l. The Issuer represents and warrants as of the date hereof, and covenants and agrees from and after the date hereof until the earlier of (x) the closing the Business Combination (as defined below) or (y) the first anniversary of the date hereof, that the terms of any other subscription agreement or other similar agreement entered into by the Issuer (an “Other Agreement”) will not include terms and conditions that are materially more favorable (“More Favorable Terms”) to any investor party thereto which has subscribed for the same or fewer shares of Common Stock as the number of Subscribed Shares subscribed for (in the aggregate) by the Investor and any of its Affiliates (a “Covered Investor”), other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of securities thereunder. If, and whenever on or after the date hereof, the Issuer desires to enter into an Other Agreement with a Covered Investor that contains More Favorable Terms, then (i) the Issuer shall provide prior written notice thereof to the Investor and (ii) upon execution by the Issuer and such Covered Investor of such Other Agreement, the terms and conditions of this Agreement shall be, without any further action by the Investor or the Issuer, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the More Favorable Terms; provided that, upon written notice to the Issuer at any time, the Investor may elect not to accept the benefit of any one or more More Favorable Terms, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Subsection 5(l) shall not apply to terms or conditions related to differences in timing of closing of Other Securities Purchase Agreements.

m. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

6. Investor Representations and Warranties. The Investor represents and warrants to the Issuer that:

a. The Investor is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Investor was offered the Securities, it was, as of the date hereof, the Investor is, and as of the Closing Date the Investor will be (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501 under the Securities Act), (y) acquiring the Securities only for its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (z) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(ii) Applicable to non-U.S. investors: The Investor understands that the sale of the Securities is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Investor is not a U.S. Person (as defined in Regulation S), it is acquiring the Securities in an offshore transaction in reliance on Regulation S, and it has received all the information relevant to its acquisition of the Securities hereunder outside of the United States. The Investor understands and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

b. If the Investor is a resident or subject to the laws of Canada, the Investor hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.

c. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of Securities have not been registered under the Securities Act. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry positions representing the Securities shall contain a restrictive legend to such effect. The Investor covenants that the Subscribed Shares and the Common Stock Incentive Shares will not be offered, resold, transferred, pledged or otherwise disposed of by the Investor until one year after the date of this Agreement, other than pursuant to the terms of the Business Combination Agreement. The Investor covenants that it will not offer, resell, transfer, pledge or otherwise dispose of the Series B Preferred Shares until three years after the date of this Agreement, other than pursuant to the terms of the Business Combination Agreement. The Investor further acknowledges and agrees that the New Parent Common Stock received in exchange for the Subscribed Shares and the Common Stock Incentive Shares, and the New Parent Preferred Stock received in exchange for the Series B Preferred Shares, may not be transferrable after the consummation of the Business Combination pursuant to and except in accordance with the terms of lock-up agreements entered into in connection with the Business Combination and the governing documents of New Parent. The Investor acknowledges and agrees that the Securities will be subject to the foregoing transfer restrictions, and that, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, pledge, transfer or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

d. The Investor acknowledges and agrees that it is aware the Securities are being offered under the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D or Regulation S.

e. The Investor acknowledges and agrees that the Investor is purchasing the Securities from the Issuer. The Investor further acknowledges that it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to the Business Combination and all business, legal, regulatory, accounting, credit and tax matters and that there have been no, representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer or any of its affiliates or any of the subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer included in this Agreement.

f. Either (1) the Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law or (2) the Investor is not a Benefit Plan Investor as contemplated by ERISA.

g. The Investor acknowledges and agrees that the Investor has received and has had an opportunity to review such information as the Investor deems necessary or desirable in order to make an investment decision with respect to the Securities. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have conducted its own investigation of the Issuer and the Securities, received and reviewed the offering materials made available to the Investor and had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor further acknowledges that the information provided to the Investor may change after the date hereof and the Issuer is under no obligation to inform the Investor regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of the Issuer to satisfy a condition to the Investor’s obligations at the Closing Date.

h. The Investor acknowledges and agrees that the Investor has determined based on its own independent review and such professional advice as it has deemed appropriate, that the purchase of the Securities and participation in the Transaction are consistent with the Investor’s financial needs, objectives and condition and comply and are consistent with all material investment policies, guidelines and other restrictions, if any, applicable to the Investor.

i. The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Issuer or a representative of the Issuer, and the Securities were offered to the Investor solely by direct contact between the Investor and the Issuer or a representative of the Issuer. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer or any of its affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of the Issuer contained in Section 5 of this Agreement, in making its investment or decision to invest in the Issuer, and except for the foregoing, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and it has independently satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

j. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Investor is a sophisticated investor, experienced in private equity transactions and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary or desirable to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Securities. The Investor is able to sustain a complete loss on its investment in the Securities.

k. Alone, or together with any professional advisor(s), the Investor acknowledges that it has reviewed the documents made available to the Investor and has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

l. In making its decision to purchase the Securities, the Investor has relied solely upon independent investigation made by the Investor.

m. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

n. If the Investor is not a natural person, the Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

o. The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, and, have been duly authorized (if the Investor is not a natural person) and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and, this Agreement has been duly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding obligation of the Issuer, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

p. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

q. [Reserved.]

r. [Reserved.]

s. In connection with the issue and purchase of the Securities, neither the Issuer nor any of its affiliates have acted as the Investor’s financial advisor or fiduciary.

t. [Reserved.]

u. The Investor has or has commitments to have, and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Securities when required pursuant to this Agreement.

v. The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Securities hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

v. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

7. Registration Rights.

a. The Investor acknowledges and agrees that, in the event that the Issuer consummates the Business Combination, the Securities will be exchanged for shares of common and preferred stock of New Parent (the securities of New Parent received in that exchange, the “New Parent Common Stock” and the “New Parent Preferred Stock,” respectively) pursuant to the terms of the Business Combination Agreement. New Parent covenants that simultaneously upon such exchange, the Investor’s New Parent Common Stock and New Parent Preferred Stock, respectively, will be registered on SEC registration statement S-4 (or functional equivalent) without any further action on the part of the Investor or New Parent, subject to any restrictions contained in a Lock-Up agreement from Investor dated the date hereof.

b. Nothing in this Section 7 shall obligate the Issuer to register the Securities at any time or to cause New Parent to file a registration statement registering the resale of the Securities or any New Parent Common Stock or New Parent Preferred Stock if the Business Combination is not consummated.

8. Short Sales Agreement. The Investor hereby agrees that, from the date of this Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Issuer or of New Parent. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Agreement or of the Investor’s participation in the Business Combination (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Agreement.

9. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) if any of the conditions to the Closing Date set forth in Section 3 of this Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Agreement to occur on the Closing Date will not be and are not consummated ; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

10. Miscellaneous.

a. The Investor hereby agrees that its identity and the Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by the Issuer in connection with the issuance of Securities contemplated by this Agreement and/or the Business Combination.

b. The Investor acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to each Closing, the Investor agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer if they are no longer accurate in all respects). The Investor agrees that each purchase by the Investor of Securities from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. Prior to each Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects.

c. [Reserved.]

d. The Issuer and the Investor are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing, if the Closing occurs.

f. This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specifically and enforce the Investor’s obligations to fund the Subscription Amount in accordance with the terms and subject to the conditions set forth in this Agreement.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Investor, to such address(es) or email address(es) set forth herein;

(ii)	if to, prior to the Closing, the Issuer, to:

Electriq Power, Inc.

625 N. Flagler Drive

West Palm Beach, FL 33401

Attention: Legal Department

Email: Jim.vanhoof@electriqpower.com

Phone Number: 860-996-2411

with a required copy to (which copy shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention:   David Landau

          Anthony Ain

Email:       dlandau@egsllp.com

         aain@egsllp.com

m. The Investor shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

n. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(n) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

o. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(o).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer or any of its affiliates and any of the subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 5 of this Agreement, in making its investment or decision to invest in the Securities. The Investor agrees that no other party to the Business Combination Agreement (for the avoidance of doubt, other than the Issuer), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, employees or representatives that is not a party hereto shall be liable to the Investor pursuant to this Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer concerning the Issuer or any of its affiliates and any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, this Agreement or the transactions contemplated hereby.

12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: ART Energy Services Inc.	State/Country of Formation or Domicile:

By:	/s/ André Rochette
Name:	André Rochette
Title:	President

Name in which Securities are to be registered (if different):	Date: June 27, 2023

Investor’s EIN:

Investor status (mark one):	☐ U.S. investor ☒ Non U.S. investor

Business Address-Street:	Mailing Address-Street (if different):

950-2875, Boulevard Laurier Quebec (Quebec) G1V 2M2 Canada	City, State, Zip:

Attn: André Rochette	Attn:

Telephone No.: *********	Telephone No.:
Facsimile No.: *********	Facsimile No.:
Email: *********	Email:

Number of Subscribed Shares subscribed for:	1,317,136

Number of Common Stock Incentive Shares: Number of Series B Preferred Shares issued:	329,284 658,568

Subscription Amount: $100,000.00	Price Per Subscribed Share: $0.07592

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice and/or cancellation or conversion of indebtedness of the Issuer.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Issuer has accepted this Agreement as of the date set forth below.

ELECTRIQ POWER, INC.

By:	/s/ Frank Magnotti
Name:	Frank Magnotti
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]